EXECUTION COPY

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                          SHARES ACQUISITION AGREEMENT




                                 by and between




                           ESTATE OF MALCOM P. MCLEAN,




                               KADAMPANATTU CORP.




                                       and




                              TRAILER BRIDGE, INC.




                                 with respect to

                            all outstanding stock of




                               KADAMPANATTU CORP.




                            Dated as of July 23, 2004




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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01        Defined Terms..............................................1
Section 1.02        Rules of Construction......................................4


                                   ARTICLE II

                         ACQUISITION AND SALE OF SHARES

Section 2.01        Transfer of Shares.........................................5
Section 2.02        Acquisition Price..........................................5


                                   ARTICLE III

                                     CLOSING

Section 3.01        Closing....................................................5
Section 3.02        The Estate's Deliveries at the Closing.....................5
Section 3.03        Trailer Bridge's Deliveries at the Closing.................5


                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF THE company and ESTATE

Section 4.01        Organization of the Company................................6
Section 4.02        Capital Stock..............................................6
Section 4.03        Authorization..............................................6
Section 4.04        Financial Statements.......................................7
Section 4.05        Absence of Certain Changes.................................7
Section 4.06        Absence of Undisclosed Liabilities.........................8
Section 4.07        Company Assets.............................................8
Section 4.08        Contracts..................................................8
Section 4.09        No Conflict or Violation...................................8
Section 4.10        Consents and Approvals.....................................9
Section 4.11        Litigation.................................................9
Section 4.12        Compliance with Law; Permits and Licenses..................9
Section 4.13        Brokers...................................................10
Section 4.14        Employee Matters..........................................10
Section 4.15        Taxes.....................................................10


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Section 4.16        Insurance.................................................10


                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF TRAILER BRIDGE

Section 5.01        Organization of Trailer Bridge............................11
Section 5.02        Authorization.............................................11
Section 5.03        No Conflict or Violation..................................11
Section 5.04        Consents and Approvals....................................11
Section 5.05        Litigation................................................11
Section 5.06        Brokers...................................................12
Section 5.07        Acquisition for Investment................................12
Section 5.08        Knowledge.................................................12


                                   ARTICLE VI

   ACTIONS BY THE ESTATE, the COMPANY AND TRAILER BRIDGE PRIOR TO THE CLOSING

Section 6.01        Conduct of Business.......................................12
Section 6.02        Access to Information.....................................13
Section 6.03        Regulatory and Other Authorizations.......................13
Section 6.04        Receivable From the Estate................................14
Section 6.05        Financing.................................................14
Section 6.06        Distributions to the Estate...............................15
Section 6.07        M&T Bank Loan.............................................15
Section 6.08        Fulfillment of Conditions.................................15
Section 6.09        Trailer Bridge Shareholder Approval and SEC Filings.......15
Section 6.10        Further Action............................................15


                                   ARTICLE VII

                              CONDITIONS TO CLOSING

Section 7.01        Conditions to Obligations of the Estate...................16
Section 7.02        Conditions to Obligations of Trailer Bridge...............16


                                  ARTICLE VIII

                    ACTIONS BY THE ESTATE AND TRAILER BRIDGE
                                AFTER THE CLOSING

Section 8.01        Confidential Information..................................17
Section 8.02        Books and Records; Access to Information..................18


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                                   ARTICLE IX

                               CERTAIN TAX MATTERS

Section 9.01        Preparation and Filing of Tax Returns.....................18
Section 9.02        Cooperation on Tax Matters................................19
Section 9.03        Indemnification by the Estate.............................19
Section 9.04        Indemnification by Trailer Bridge.........................19
Section 9.05        Contests..................................................19
Section 9.06        Other Matters Relating to Payments Hereunder..............20


                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

Section 10.01       Survival of Certain Representations and Warranties........20
Section 10.02       Methods of Termination....................................20
Section 10.03       Procedure Upon Termination................................21
Section 10.04       Effect of Termination.....................................21


                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.01       Specific Performance......................................22
Section 11.02       Assignment................................................22
Section 11.03       Notices...................................................22
Section 11.04       Choice of Law.............................................23
Section 11.05       Entire Agreement; Amendments and Waivers..................23
Section 11.06       Counterparts..............................................24
Section 11.07       Invalidity................................................24
Section 11.08       Headings..................................................24
Section 11.09       Expenses..................................................24



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                  THIS SHARES ACQUISITION AGREEMENT, dated as of July 23, 2004
(this "Agreement"), is by and between ESTATE OF MALCOM P. MCLEAN (the "Estate"), TRAILER BRIDGE, INC., a Delaware corporation ("Trailer Bridge") and KADAMPANATTU CORP., a Delaware corporation (the "Company").

                                    RECITALS


                  WHEREAS, the Estate owns 2,000 shares of common stock, $1.00 par value, of the Company constituting all of the issued and outstanding capital stock (the "Shares") of the Company; and


                  WHEREAS, Trailer Bridge desires to acquire from the Estate, and the Estate desires to sell to Trailer Bridge, the Shares upon the terms and subject to the conditions of this Agreement;


                  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01 Defined Terms. Capitalized words and phrases used and not otherwise defined in this Agreement shall have the following meanings:

                  "Actions" is defined in Section 4.11.

                  "Acquisition Price" is defined in Section 2.02.

                  "Acquisition Proposal" is defined in Section 6.01(h).

                  "Affiliate" means with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For purposes of this definition, the term "control" of a Person means the possession, directly or indirectly, of the power to (i) vote 50% or more of the voting securities of such Person or elect a majority of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, and the terms and phrases "controlling", "controlled by" and "under common control with" have correlative meanings.

                  "Agreement" is defined in the preamble.

                  "Assets" is defined in Section 4.07.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to close.

                  "Closing" is defined in Section 3.01.

                  "Closing Date" means the date on which the Closing occurs pursuant to Section 3.01.

                  "Company" is defined in the preamble.

                  "Company Material Adverse Effect" means any event, change or effect that, individually or together with all related events, changes or effects, will or would reasonably be expected to have a materially adverse effect on the business, assets, financial condition or results of operations of the Company and its subsidiaries taken as a whole, but excluding events, changes or effects (i) that are generally applicable to the industries or markets in which any of the Company and its subsidiaries operates or arising from or relating to changes in Law, (ii) arising from changes in the United States or world financial markets or general economic conditions, (iii) arising from terrorism, attack, war, riot, insurrection, other armed conflict or civil disorder except to the extent directly damaging the assets or facilities of the Company or its subsidiaries, (iv) directly or primarily arising out of the execution or delivery of this Agreement or the transactions contemplated hereby or the public announcement thereof and (v) directly or primarily attributable to actions or failures of, or agreements of the Company or its subsidiaries with, Trailer Bridge or to the operations or financial condition of Trailer Bridge. For purposes of determining whether any representation and warranty contained in
Article IV hereof qualified by an exception for events, changes or effects that have not had and would not reasonably be expected to have a Company Material Adverse Effect or a phrase of similar meaning has been breached, all events changes and effects, whether or not related, that may result in a breach of such representation and warranty but for such qualification shall be aggregated to determine whether such events, changes and effects in the aggregate will or would reasonably be expected to have the Company Material Adverse Effect described in this definition and so qualifying such representation and warranty.

                  "Contracts" is defined in Section 4.08.

                  "Deferral Agreement" means the Deferral Agreement, dated as of April 23, 2004, between the Company and Trailer Bridge.

                  "Disclosure Schedule" means that schedule attached hereto as Annex I.

                  "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, encumbrance or other right of a third party.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Estate" is defined in the preamble.

                  "Financial Statements" is defined in Section 4.04.

                  "GAAP" means generally accepted accounting principles.


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                  "Increase Debt Amount" means the amount equal to any excess of the principal amount of the Company's secured debt and other long-term debt (including the current portions thereof owed to any bank, insurance company, franchise company or other commercial lender) on the Closing Date over $10,276,488, being the principal amount of the Company's secured debt and such other long-term debt on the date hereof, provided that such excess is incurred pursuant to a refinancing of the Company's secured debt as described in Section 6.05(a).

                  "Knowledge of Company" and phrases of similar import mean and shall be limited to the actual knowledge of the senior executive officers of the Company and, in each case, the knowledge a reasonably prudent person would be expected to have acting in such person's capacity in the conduct of similar business.

                  "Knowledge of Estate" and phrases of similar import mean and shall be limited to the actual knowledge of the executors of the Estate and, in each case, the knowledge a reasonably prudent person would be expected to have acting in the capacity of an executor of the Estate.

                  "Knowledge of Trailer Bridge" and phrases of similar import mean and shall be limited to the actual knowledge of the senior executive officers of Trailer Bridge and, in each case, the knowledge a reasonably prudent person would be expected to have acting in such person's capacity in the conduct of similar business.

                  "Material Adverse Effect" means a Trailer Bridge Material Adverse Effect or a Company Material Adverse Effect, as the context requires.

                  "Person" means an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, a division or operating group of any of the foregoing, a government or any department or agency thereof or any other entity.

                  "Post-Closing Tax Period" means any Tax period (or portion thereof) beginning after the close of business on the Closing Date.

                  "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

                  "SEC" means the Securities and Exchange Commission.

                  "Shares" is defined in the preamble.

                  "Subscription Offset Amount" means, in the event of a TB Rights Offering, the exercise price of the rights exercised by the Estate pursuant to its participation in accordance with Section 6.05(d).

                  "Tax" or "Taxes" means all income, gross receipts, sales, excise, bulk transfer, use, employment, franchise, profits, property or other taxes, fees, stamp taxes and duties, assessments, levies or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.


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                  "Tax Benefit" with respect to any event or adjustment for any
Person means the positive excess, if any, of the Tax liability of such Person without regard to such event or adjustment over the Tax liability of such Person taking into account such event or adjustment, with all other circumstances remaining unchanged.

                  "Tax Cost" with respect to any event or adjustment for any Person means the positive excess, if any of the Tax liability of such person taking such event or adjustment into account over the Tax liability of such Person without regard to such event or adjustment, with all other circumstances remaining unchanged.

                  "Tax Return" means any return, filing, questionnaire, information return or other document required to be filed, including requests for extensions of time, filings made with estimated tax payments, claims for refund and amended returns that may be filed, for any period with any taxing authority (whether domestic or foreign) in connection with any Tax (whether or not a payment is required to be made with respect to such filing).

                  "TB Rights Offering" is defined in Section 6.05(b).

                  "Trailer Bridge" is defined in the preamble.

                  "Trailer Bridge Material Adverse Effect" means any event, change or effect that, individually or together with all related events, changes or effects, will or would reasonably be expected to have a materially adverse effect on the ability of Trailer Bridge to perform its obligations under any of this Agreement and the Transaction Documents or on the ability of Trailer Bridge to consummate the Transactions or that will or would reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of Trailer Bridge and its subsidiaries taken as a whole, but excluding events, changes or effects (i) that are generally applicable to the industries or markets in which any of Trailer Bridge and its subsidiaries operates or arising from or relating to changes in Law, (ii) arising from changes in the United States or world financial markets or general economic conditions, (iii) arising from terrorism, attack, war, riot, insurrection, other armed conflict or civil disorder except to the extent directly damaging the assets or facilities of Trailer Bridge or its subsidiaries or (iv) arising out of the execution or delivery of this Agreement or the transactions contemplated hereby or the public announcement thereof. For purposes of determining whether any representation and warranty contained in Article V hereof qualified by an exception for events, changes or effects that have not had and would not reasonably be expected to have a Trailer Bridge Material Adverse Effect or a phrase of similar meaning has been breached, all events, changes and effects, whether or not related, that may result in a breach of such representation and warranty but for such qualification shall be aggregated to determine whether such events, changes and effects in the aggregate will or would reasonably be expected to have the Trailer Bridge Material Adverse Effect described in this definition and so qualifying such representation and warranty.

                  Section 1.02 Rules of Construction. For purposes of this Agreement, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) the words


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"herein," "hereof" and "hereunder" or other words of similar import refer to this Agreement as a whole, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement; (e) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; (f) all references to any instruments or agreements shall include any and all modifications or amendments thereto and any and all extensions and renewals thereof; and (g) all references to Sections or Articles shall be construed to refer to Sections and Articles of this Agreement.

                                   ARTICLE II

                         ACQUISITION AND SALE OF SHARES

                  Section 2.01 Transfer of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date the Estate shall sell, transfer, assign and convey to Trailer Bridge, and Trailer Bridge shall acquire from the Estate, the Shares. Section 2.02 Acquisition Price. Subject to the terms and conditions contained herein, as consideration for the acquisition of the Shares by Trailer Bridge, the aggregate acquisition price for the Shares shall be $32 million (Thirty-Two Million Dollars), less any Increase Debt Amount (the "Acquisition Price").

                                   ARTICLE III

                                     CLOSING

                  Section 3.01 Closing. Unless the parties otherwise agree in writing, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the date which is three Business Days after satisfaction or waiver of all the conditions set forth in Article VII (such date, the "Closing Date") other than requiring the execution and delivery of documents at the Closing. The Closing shall be held at 10:00 a.m. local time on the Closing Date at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, New York 10038.

                  Section 3.02 The Estate's Deliveries at the Closing. At the Closing, the Estate shall deliver to Trailer Bridge certificate(s) evidencing the Shares, free and clear of any Encumbrances of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank, together with the certificates and other agreements contemplated by
Article VII.

                  Section 3.03 Trailer Bridge's Deliveries at the Closing. At the Closing, Trailer Bridge shall (i) pay the Acquisition Price (less the Subscription Offset Amount, if applicable) by wire transfer, prior to 11:00 a.m. New York time on the Closing Date, in immediately available funds to an account which the Estate shall designate in writing to Trailer Bridge no less than two Business Days prior to the Closing Date in lawful money of the United States of America, (ii) deliver to the Estate the shares of common stock of Trailer Bridge representing the Estate's


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participation in the TB Rights Offering and (iii) deliver the certificates and other agreements contemplated by Article VII.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF THE company and ESTATE

                  The Company and the Estate, jointly and severally, make the following representations and warranties to Trailer Bridge, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date except as specifically disclosed in the Disclosure Schedule or as contemplated or permitted by this Agreement.

                  Section 4.01 Organization of the Company. The Company is duly organized, validly existing and in good standing as a corporation under the laws of the state of Delaware and has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business or its ownership of property makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. The Company does not own any interest in any corporation, partnership or other Person except for its ownership interest in Trailer Bridge. The copies of the Certificate of Incorporation and Bylaws of the Company, including any amendments thereto, which have been delivered by Company to Trailer Bridge are true, correct and complete copies of such instruments presently in effect. The corporate minute book and stock records of the Company which have been furnished to Trailer Bridge for inspection are true, correct and complete and accurately reflect all material corporate action taken by the Company.

                  Section 4.02 Capital Stock. The Company has authorized 3,000 shares of common stock, $1.00 par value, 2,000 shares of which are issued and outstanding, and no shares of any other class or series of capital stock are authorized, issued or outstanding. The Shares have been duly and validly authorized and issued, and are fully paid and non-assessable. The Estate owns of record and beneficially the Shares, which at the Closing shall be free and clear of all Encumbrances, including, without limitation, any agreement, understanding or restriction affecting the voting rights or other incidents of record or beneficial ownership pertaining to the Shares. There are no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind outstanding for the issuance, purchase or transfer of, nor any securities convertible or exchangeable for, any equity interests of the Company. There are no restrictions upon the voting or transfer of any Shares pursuant to the Company's Certificate of Incorporation or Bylaws or any agreement or other instrument to which the Company or the Estate is a party or by which the Company or the Estate is bound.

                  Section 4.03 Authorization. The Estate and the Company has all necessary power and authority to enter into this Agreement and has taken all action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by Trailer Bridge and the Estate, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance


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

with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  Section 4.04 Financial Statements. Prior to the execution of this Agreement, the Company has delivered to Trailer Bridge copies of the unaudited balance sheets of the Company as of December 31, 2003 and March 31, 2004, and the related unaudited statements of operations, stockholders' equity and cash flows for each of the fiscal years then ended (collectively, the "Financial Statements"). Except as set forth in the notes thereto, all such financial statements were prepared in accordance with GAAP applied on a consistent basis (except as may be stated therein), have been prepared in accordance with the books and records of the Company and fairly present, in accordance with GAAP, the assets, liabilities, the financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods covered thereby.

                  Section 4.05 Absence of Certain Changes. Except on and to the extent set forth in Section 4.05 of the Disclosure Schedule or as contemplated by this Agreement, since the date of the most recent Financial Statement there has not been:

                  (a) No Adverse Change. Any material adverse change in the financial condition, assets, liabilities, business or operations of the Company other than the changes in respect of the Deferral Agreement.

                  (b) No Damage. Any material loss, damage or destruction, whether covered by insurance or not, affecting the Company's business or properties.

                  (c) No Increase in Compensation. Any increase in the compensation, salaries or wages payable or to become payable to any employee or agent of the Company (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued, in each case with respect to any employee or agent of the Company who the Company will be obligated to employ or retain after the Closing Date or which is payable in respect of any period ending after the Closing Date. (d) No Commitments. Any commitment or transaction by the Company (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice, as contemplated by Section 6.05, or the amendment to agreements regarding the loan to the Estate from M&T Bank, National Association.

                  (e) No Disposition of Property. Any sale, lease or other transfer or disposition of any material properties or assets of the Company.

                  (f) No Indebtedness. Any indebtedness for borrowed money incurred, assumed or guaranteed by the Company other than as contemplated by
Section 6.05 or the amendment to agreements regarding the loan to the Estate from M&T Bank, National Association.


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                  (g)   No Liens. Any mortgage, pledge, lien or encumbrance made
on any of the properties or assets of the Company other than as contemplated by
Section 6.05.

                  (h) No Amendment of Contracts. Any entering into, amendment or termination by the Company of any contract, or any waiver of material rights thereunder, other than in the ordinary course of business or the amendment to agreements regarding the loan to the Estate from M&T Bank, National Association.

                  Section 4.06 Absence of Undisclosed Liabilities Except as and to the extent reflected in the most recent Financial Statements, or the Disclosure Schedule, the Company does not have any liabilities, commitments or obligations (secured or unsecured, and whether accrued, absolute, contingent, direct, indirect or otherwise) which will have a Company Material Adverse Effect, other than commercial liabilities and obligations incurred since the date of the most recent Financial Statements in the ordinary course of business and consistent with past practice. Except as and to the extent described in the most recent Financial Statements or in the Disclosure Schedule, neither the Company nor the Estate has knowledge of any basis for the assertion against the Company of any such liability or of any circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to a Company Material Adverse Effect.

                  Section 4.07 Company Assets. Except for such defects in title which individually or in the aggregate would not have a Company Material Adverse Effect, the Company has good and marketable title to or valid and subsisting leasehold interests in all personal property and other assets that
(i) are reflected on its books and the Financial Statements or (ii) have been acquired in the ordinary course of business since the date of the Financial Statements and would have been required to be reflected on the Financial Statements if acquired on or prior to the date of the Financial Statements (the "Assets"). Without limiting the foregoing, the Company had good and marketable title, free of encumbrances, to 24,000 shares of Series B Preferred Stock of Trailer Bridge. Except as reflected in the Financial Statements and as contemplated by Section 6.05, none of the Assets is subject to any Encumbrance, other than Encumbrances which would not have a Company Material Adverse Effect and, with respect to any real estate owned by the Estate, any restrictions, easements and other rights of record to which such real estate may be subject. None of the Company's Assets are subject to restrictions with respect to the transferability thereof except for legal and regulatory restrictions and restrictions imposed by lenders secured by such assets, and the Company's title thereto will not be affected in any way by the transactions contemplated hereby.

                  Section 4.08 Contracts. Other than agreements relating to financing of vessels with CIT Group and chartering and other arrangements with Trailer Bridge (collectively, "Contracts"), there are no material contracts or agreements to which the Company is a party. There exists no default or condition which, after notice or lapse of time or both, would constitute a default by the Company under any contract, agreement or obligation of the Company, other than those defaults which, individually or in the aggregate, would not have a Company Material Adverse Effect.

                  Section 4.09 No Conflict or Violation. (a) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in


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(i) a violation of or a conflict with any provision of the Certificate of
Incorporation and Bylaws of the Company, or (ii) a breach of, a default under, or a right to accelerate with respect to, any term or provision of any contract, commitment or other obligation to which the Company or any of its Affiliates is a party or is subject, which would have a Company Material Adverse Effect, or
(iii) a violation by the Company of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which would have a Company Material Adverse Effect, except in the case of clauses (ii) and (iii) above, for any such breaches, defaults, rights to accelerate, or violations for which waivers have been or will be obtained prior to Closing.

                  (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (i) a breach of, a default under, or a right to accelerate with respect to, any term or provision of any contract, commitment or other obligation to which the Estate or any of its Affiliates is a party or is subject, which would interfere in any material way with the ability of the Estate to consummate the transactions contemplated by this Agreement, or (ii) a violation by the Estate of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which would interfere in any material way with the ability of the Estate to consummate the transactions contemplated by this Agreement, except in each case, for any such breaches, defaults, rights to accelerate, or violations for which waivers have been or will be obtained prior to Closing.

                  Section 4.10 Consents and Approvals. No consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or other third party is required to be made or obtained by the Estate or the Company on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except (i) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not interfere in any material way with the ability of the Estate to consummate the transactions contemplated by this Agreement and would not reasonably be expected to result in a Company Material Adverse Effect, and (ii) for any such consent, approval, authorization or other action, filing or notification that have been or will be obtained prior to Closing.

                  Section 4.11 Litigation. There is no material action, order, writ, injunction, judgment or decree outstanding, or suit, litigation, proceeding, arbitration, investigation or reported claim, pending or, to the Knowledge of the Estate or the Company, threatened, before any court, governmental entity or arbitrator (collectively, "Actions"), relating to (i) the Company or their businesses or assets, or (ii) the transactions contemplated by this Agreement, except in each case for Actions which, if adversely determined, would not have a Company Material Adverse Effect.

                  Section 4.12   Compliance with Law; Permits and Licenses.
(a) The Company is not in violation of any applicable law, rule, regulation, order, writ or decree of any court or any governmental agency or instrumentality, where the consequences of such violation would have a Company Material Adverse Effect.

                  (b) The Company holds all governmental or regulatory licenses, permits and authorizations necessary for the ownership of its properties and conduct of its business in each jurisdiction in which its business is conducted, and such governmental or regulatory licenses,

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permits and authorizations are in full force and effect, except where the failure to hold any thereof or the failure of any thereof to be in full force and effect would not have a Company Material Adverse Effect.

                  Section 4.13 Brokers. The Estate and the Company have not retained nor employed, and are not subject to any valid claim of, any broker, finder, investment banker, consultant or other intermediary in connection with the transactions contemplated by this Agreement who will be entitled to a fee or commission in connection with such transactions.

                  Section 4.14 Employee Matters. The Company does not have any "employee benefit plan" (within the meaning of Section 3(3) of ERISA, including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA).

                  Section 4.15 Taxes. Except to the extent that the failure of the following to be true would not have a Material Adverse Effect:

                  (a) The Company has timely filed, or has caused to be filed on its behalf, all Tax Returns required to be filed on or before the Closing Date, or extensions have been timely granted. The Company has timely paid, or has adequately accrued or reserved for, all Taxes for the Pre-Closing Period.

                  (b) There are no liens for Taxes upon the assets of the Company except liens for current Taxes not yet due and payable.

                  (c) The Company has made a valid election to be treated as an "S Corporation" for federal income tax purposes.

                  (d) The Company has not received from the Internal Revenue Service or from the tax authorities of any state, county, local or other jurisdiction, any notice of underpayment of Taxes or other deficiency which has not been paid nor any objection to any return or report filed by the Company. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return or report.

                  (e) The Company has not been a member of an affiliated group of corporations that filed a consolidated Tax Return nor has the Company been a party to any tax allocation tax sharing agreement.

                  (f) The Company is not a "United States real property holding Company" within the meaning of Section 897 of the Internal Revenue Code of 1986 as amended.

                  Section 4.16 Insurance. Each of the insurance policies, if any, providing insurance coverage for the Company is issued in favor of the Company and is valid, existing and binding and in full force and effect, true copies of which have been made available to Trailer Bridge.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF TRAILER BRIDGE

                  Trailer Bridge makes the following representations and warranties to the Estate and the Company, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date.

                  Section 5.01 Organization of Trailer Bridge. Trailer Bridge is duly organized, validly existing and in good standing under the laws of the state of Delaware and has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets.

                  Section 5.02 Authorization. Trailer Bridge has all necessary corporate power and authority to enter into this Agreement and has taken all corporate action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Trailer Bridge and, assuming the due execution and delivery of this Agreement by the Company and the Estate, constitutes a legal, valid and binding agreement of Trailer Bridge, enforceable against Trailer Bridge in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  Section 5.03 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of Trailer Bridge, (b) a breach of, or a default under, or a right to accelerate with respect to, any term or provision of any contract, commitment or other obligation to which Trailer Bridge or any of its Affiliates is a party or is subject, which would have a Trailer Bridge Material Adverse Effect or (c) a violation by Trailer Bridge of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which would have a Trailer Bridge Material Adverse Effect.

                  Section 5.04 Consents and Approvals. No consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or other third party is required to be made or obtained by Trailer Bridge or any of its Affiliates on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except
(i) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not interfere in any material way with the ability of Trailer Bridge to consummate the transactions contemplated by this Agreement and (ii) for any such consents, approvals, authorizations or other actions, filings or notifications that have been or will be obtained prior to Closing.

                  Section 5.05 Litigation. There is no material action, order, writ, injunction, judgment or decree outstanding, or suit, litigation, proceeding, arbitration, investigation or reported claim, pending, or to the knowledge of Trailer Bridge, threatened, before any court, governmental entity or arbitrator which seeks to delay or prevent the consummation of the transactions contemplated by this Agreement or would, if successful, materially and adversely affect the ability of Trailer Bridge to consummate the transactions contemplated by this Agreement.

                  Section 5.06 Brokers. Trailer Bridge has not employed or retained, and is not subject to any valid claim of, any broker, finder, investment banker, consultant or other intermediary in connection with the transactions contemplated by this Agreement who will be entitled to a fee or commission in connection with such transactions.

                  Section 5.07 Acquisition for Investment. Trailer Bridge acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any state securities or blue sky law and that it is acquiring the Shares to be purchased by it pursuant to this Agreement solely for its own account and not with a view to any distribution or other disposition of such shares or any part thereof, or interest therein. Section 5.08 Knowledge. Trailer Bridge acknowledges that its Chief Executive Officer was the Chief Executive Officer of the Company until May 6, 2004, that it is familiar with the business, assets, operations and finances of the Company up to such date, it has made a diligent review of the business, assets, books and records of the Company and that it is acquiring the Shares without any representation or warranty from the Estate or the Company except as expressly set forth herein.

                                   ARTICLE VI

   ACTIONS BY THE ESTATE, the COMPANY AND TRAILER BRIDGE PRIOR TO THE CLOSING

                  Section 6.01 Conduct of Business. From the date hereof until the Closing, except as otherwise expressly provided in this Agreement or approved in writing by Trailer Bridge (which consent shall not be unreasonably withheld), insofar as the following relates to the Company, the Company covenants, and insofar as the following relates to the Estate, the Estate covenants, as follows:

                  (a) No Changes. The Company shall carry on its business diligently and in the ordinary course consistent with past practice, and shall not make or institute any material changes in its methods of management, accounting or operation.

                  (b) Maintain Organization. The Company shall take such action as may be necessary to maintain, preserve, renew and keep in favor and effect its existence, rights and franchises and shall use its commercially reasonable efforts to preserve the business organization of the Company intact.

                  (c) No Breach. The Company and the Estate shall use commercially reasonable efforts not to do or omit any act, or permit any omission to act, which may cause a breach of any material contract, commitment or obligation of the Company, or any breach of any representation, warranty, covenant or agreement made by the Company and/or the Estate herein.

                  (d) No Material Contracts. No contract or commitment shall be entered into, by or on behalf of the Company, except contracts and commitments which are in the ordinary course of business and consistent with past practice and are not material to the Company (individually or in the aggregate), and the amendment to agreements regarding the loan to the Estate from M&T Bank, National Association.

                  (e) No Corporate Changes. The Company shall not amend its Certificate of Incorporation or Bylaws or make any changes in authorized or issued capital stock.

                  (f) Maintenance of Insurance. The Company shall maintain all of the insurance in effect as of the date hereof.

                  (g) Maintenance of Property. The Company shall use, operate, maintain and repair all property of the Company in a normal business manner consistent with prior practice and with its obligations under its agreements and contracts.

                  (h) No Negotiations. Neither the Company nor the Estate shall directly or indirectly (through a representative or otherwise) solicit or furnish any information to any prospective buyer, commence, or conduct presently ongoing, negotiations with any other party or enter into any agreement with any other party concerning the sale of the Company, the Company's Assets or business or any part thereof or any equity securities of the Company (an "Acquisition Proposal"), and the Company and the Estate shall immediately advise Trailer Bridge of the receipt of any Acquisition Proposal.

                  (i) No Transfer of Shares. The Estate shall not transfer or attempt to transfer any of the Shares except to Trailer Bridge pursuant hereto; and the Company shall refuse to accept any certificates for Shares to be transferred or otherwise to allow such transfers to occur upon its books.

                  (j) No Dividends or Distributions. The Company shall not declare, set aside or pay any dividends or distributions or make any other payments (whether in cash, stock or property) in respect of any capital stock of the Company, or redeem, directly or indirectly, purchase or otherwise acquire any of the Company's capital stock or effect a split or combination with respect to any shares of its capital stock.

                  Section 6.02 Access to Information. From the date hereof through the Closing Date, upon reasonable notice, the Estate shall cause the Company and each of the Company's officers, employees, auditors and agents to furnish to the representatives of Trailer Bridge such additional financial and operating data and other information regarding the Company, as Trailer Bridge may from time to time reasonably request for purpose of consummating the transactions contemplated by this Agreement.

                  Section 6.03 Regulatory and Other Authorizations. Each of the Estate, the Company and Trailer Bridge shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all federal, state and foreign regulatory bodies and officials that may be or become necessary for the performance of its obligations pursuant to this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals and to furnish to the other party any information relating to the Company in a timely manner, at the cost and expense of the receiving party, that is necessary to properly prepare documents required to be filed with governmental authorities. The Estate, the Company and Trailer Bridge shall not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approval.

                  Section 6.04 Receivable From the Estate. At or prior to the Closing, the Estate shall (i) cause the total amount of receivable due to the Company from the Estate, which amount totaled $2,045,177.69 as of June 30, 2004, to be cancelled and (ii) assume and agree to pay and perform, and indemnify and hold the Company and Trailer Bridge harmless against, the Company's payables to Purcell Co., Inc. and Triad Projects, Inc., in the aggregate amount of $1.6 million plus any accrued but unpaid interest, in each case, by executing documents reasonably satisfactory to Trailer Bridge.

                  Section 6.05 Financing. (a) The Estate, the Company and Trailer Bridge shall each use their commercially reasonable efforts to assist and cooperate with the other party to obtain refinancing of the Company's vessels to increase the Company's secured debt by at least $7 million
(Seven Million Dollars) from the amount of such debt outstanding on the date hereof. The Estate agrees that all documents in connection with such refinancing of the Company shall be subject to the prior review and approval of Trailer Bridge.

                  (b) Trailer Bridge shall use its commercially reasonable efforts to obtain financing of the Acquisition Price through a rights offering of its common stock ("TB Rights Offering") or other financing. Trailer Bridge shall provide the Estate and the Company reports of its status or progress and copies of any documents relating to such financing efforts no less frequently than weekly and any written proposals presented to the board of directors of Trailer Bridge of such financing simultaneously with such presentation to the board of directors of Trailer Bridge. Without limiting the foregoing, Trailer Bridge shall provide the Estate and the Company, not later than November 1, 2004, with a full assessment of the likelihood that it will be able to close the transactions contemplated hereby by December 31, 2004, together with all available documents supporting such assessment, including without limitation, commitment letters from financing banks and underwriters, reports from its investment bankers and the like.

                  (c) Any and all documents in connection with the TB Rights Offering and other financing by Trailer Bridge pursuant to Section 6.05(b), shall be subject to review and satisfaction of the Estate, which review and approval shall not be unreasonably withheld or delayed; provided, however, the Estate shall not have review and approval rights with respect to the financial terms of the TB Rights Offering. For avoidance of doubt, the Estate agrees that the board of directors of Trailer Bridge shall determine the financial terms and structure of the TB Rights Offering in its sole discretion, provided that such financing terms and conditions shall require the approval of the independent directors of Trailer Bridge in their discretion.

                  (d) If Trailer Bridge attempts the TB Rights Offering pursuant to this Section 6.05, the Estate shall have the right to participate in the TB Rights Offering only to the extent of 40% of the amount raised by the TB Rights Offering if (i) upon completion of the TB Rights Offering, Trailer Bridge raised at least the Acquisition Price from the TB Rights Offering, including the participation of the Estate, and other financing (ii) the closing of the TB Rights

Offering occurs simultaneously with the Closing and (iii) the refinancing of the Company described in Section 6.05(a) above shall have occurred.

                  Section 6.06 Distributions to the Estate. Any cash held by the Company prior to the Closing Date, after payment of accounts payable in the ordinary course of business consistent with past practice, shall be distributed monthly to the Estate. On the Closing Date, any cash held by the Company shall be distributed to the Estate. The promissory note made by Trailer Bridge pursuant to the Deferral Agreement may be transferred to the Estate at any time prior to Closing. The Company shall pay its accounts payable and liabilities in the ordinary course of business consistent with past practices and shall not attempt to defer the payment of liabilities.

                Section 6.07 M&T Bank Loan. At or prior to the Closing, the Estate shall cause M&T Bank, National Association, to remove the Company as co-borrower, and forever release the Company from its obligations under the loan to the Estate from M&T Bank, National Association.

                Section 6.08 Fulfillment of Conditions. Each of the parties shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to its respective obligations contained in this Agreement and shall not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                  Section 6.09 Trailer Bridge Shareholder Approval and SEC Filings. To the extent required by law (including the rules of any exchange or inter-dealer notation system on which its outstanding common stock may be traded), Trailer Bridge shall submit the transactions contemplated by this Agreement to the Trailer Bridge shareholders for approval as promptly as practicable. In connection with such submission the Board of Directors of Trailer Bridge shall recommend approval of the transactions. The Estate and the Company shall furnish such information as may reasonably be requested by Trailer Bridge in connection with such shareholders' approval and the preparation of a proxy statement related to the special shareholders meeting and the TB Rights Offering. The information supplied by the Estate and the Company for inclusion in the Proxy Statement, Prospectus or other SEC filing shall not contain any untrue statement of material fact or fail to state any material fact necessary in order to make such statement not misleading.

                Section 6.10 Further Action. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the transactions contemplated by this Agreement. Upon the terms and subject to the conditions of this Agreement, each of the parties shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

                  Section 7.01 Conditions to Obligations of the Estate. The obligations of the Estate to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

                  (a) Representations and Warranties; Covenants. The representations and warranties of Trailer Bridge contained in this Agreement shall be true and correct in all material respects as of the Closing (except for representations and warranties that are qualified by materiality, which representations and warranties shall be true and correct in all respects), with the same force and effect as if made on and as of the Closing Date, and all the covenants and other obligations contained in this Agreement to be complied with by Trailer Bridge on or before the Closing Date shall have been complied with in all material respects, and the Estate shall have received a certificate of Trailer Bridge to such effect signed by a duly authorized officer thereof;

                  (b) No Prohibition. There shall not exist any temporary restraining order, preliminary or permanent injunction, final judgment, law or regulation prohibiting the consummation of this Agreement or the transactions contemplated hereby, or, to the knowledge of any party, any pending or threatened action by any governmental authority or private party prohibiting or seeking to prohibit the consummation of this Agreement or the transactions contemplated hereby;

                  (c) No Trailer Bridge Material Adverse Effect. There shall not have occurred any event, circumstance or other matter which, individually or together with all other such events, circumstances or matters constitute a Trailer Bridge Material Adverse Effect.

                  (d) Additional Documents. The Estate shall have received such additional documents, certificates, payments, assignments, transfers and other deliveries as it or its counsel may reasonably request and as are customary to effect a closing of the matters herein contemplated.

                  Section 7.02 Conditions to Obligations of Trailer Bridge. The obligations of Trailer Bridge to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

                  (a) Representations and Warranties; Covenants. Except as contemplated by the terms of this Agreement, the representations and warranties of the Company and the Estate contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing (except for representations and warranties that are qualified by materiality, which representations and warranties shall be true and correct in all respects), and all the covenants contained in this Agreement to be complied with by the Estate on or before the Closing Date shall have been complied with in all material respects, and Trailer Bridge shall have received a certificate of the Company to such effect signed by a duly authorized officer thereof and a certificate of an executor of the Estate to such effect;

                  (b) No Prohibition. There shall not exist any temporary restraining order, preliminary or permanent injunction, final judgment, law or regulation prohibiting the consummation of this Agreement or the transactions contemplated hereby, or, to the knowledge of any party, any pending or threatened action by any governmental authority or private party prohibiting or seeking to prohibit the consummation of this Agreement or the transactions contemplated hereby;

                  (c) Financing. The financing of the Acquisition Price pursuant to Section 6.05(b) shall have been or will be completed by or at the Closing.

                  (d) Shareholder Vote. The Agreement and the transactions contemplated herein shall have been approved by (i) the affirmative vote of the holders of a majority of the outstanding shares of common stock of Trailer Bridge; and (ii) the affirmative vote of a majority of the votes cast by shareholders of Trailer Bridge other than the Estate.

                  (e) Financial Advisor's Fairness Opinion. The board of directors of Trailer Bridge shall have received a written opinion from a reputable financial advisor of Trailer Bridge, in form and content acceptable to Board of Directors of Trailer Bridge, that this Agreement and the transactions contemplated herein, including the TB Rights Offering if relevant, are fair from a financial point of view to Trailer Bridge and its shareholders.

                  (f) Additional Documents. Trailer Bridge shall have received such additional documents, certificates, payments, assignments, transfers and other deliveries as it or its counsel may reasonably request and as are customary to effect a closing of the matters herein contemplated.

                                  ARTICLE VIII

                    ACTIONS BY THE ESTATE AND TRAILER BRIDGE
                                AFTER THE CLOSING

                  Section 8.01 Confidential Information. Trailer Bridge shall, and use its best efforts to cause its Affiliates and representatives to, preserve and maintain all proprietary information and trade secrets of the Company received or confirmed in documentary form by Trailer Bridge from the Estate and the Company, or any of its respective representatives, and shall not disclose to any third person or use any such proprietary information or trade secret for personal advantage, except that Trailer Bridge shall be free to use and disclose all or any of such proprietary information and trade secrets that
(i) were already in Trailer Bridge's possession at the time of disclosure to Trailer Bridge; (ii) are a matter of public knowledge; (iii) have been or are hereafter published other than through Trailer Bridge; or (iv) are lawfully obtained by Trailer Bridge from a third person without restrictions of confidentiality. In the event that the transactions contemplated hereby are not consummated, Trailer Bridge shall cause its Affiliates and representatives to promptly redeliver all copies of such proprietary information and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto prepared by Trailer Bridge, its Affiliates or representatives.

                  Section 8.02 Books and Records; Access to Information. (a) Trailer Bridge agrees that it shall cause the Company to preserve and keep all books and records with respect to the Company for a period of at least five years from the Closing Date. After such five-year period, before the Company shall dispose of any such books and records, at least 60 days' prior written notice to such effect shall be given by Trailer Bridge to the Estate, and the Estate shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such books or records as it may select. During such five-year period, duly authorized representatives of the Estate shall, upon reasonable notice, have access thereto during normal business hours to examine, inspect and copy such books and records.

                  (b) After the Closing Date, in order to facilitate the resolution of any claims made by or against the Estate, whether prior to or after the Closing Date, or the discharge by the Estate of any of its responsibilities or obligations after the Closing Date, including, without limitation, in connection with any legal, governmental or administrative proceeding, or investigation upon reasonable notice, Trailer Bridge shall cause the Company to (i) afford the representatives of the Estate access, during normal business hours, to the offices, properties, books and records of the Company or Trailer Bridge with respect to the Company, (ii) furnish to the representatives of the Estate such additional financial and other information regarding the Company as the Estate may from time to time reasonably request and
(iii) make available to the Estate the employees of Trailer Bridge and the Company whose assistance, testimony or presence is reasonably necessary to assist the Estate in evaluating or defending any such claims or in discharging such responsibilities or obligations, including the presence of such persons as witnesses in hearings or trials for such purposes. The Estate shall reimburse Trailer Bridge for all out-of-pocket expenses incurred by Trailer Bridge pursuant to this Section 8.02(b).

                                   ARTICLE IX

                               CERTAIN TAX MATTERS

                  Section 9.01 Preparation and Filing of Tax Returns. (a) The Estate shall prepare and file, or cause to be prepared and filed, all Tax Returns required to be filed by the Company after the Closing Date with respect to each Pre-Closing Tax Period.

                  (b) Trailer Bridge shall prepare and file, or cause to be prepared and filed, all Tax Returns required to be filed by the Company after the Closing Date with respect to each Post-Closing Tax Period.

                  (c) Trailer Bridge shall not permit the Company to file any amended Tax Return for a Pre-Closing Tax Period without the prior written consent of the Estate.

                  (d) No Tax Return described in this Section 9.01 shall be prepared by Trailer Bridge or the Estate in a manner not reasonably consistent with past practice, or with a change of any material Tax election or accounting method, if such inconsistency or change would have the effect of benefiting Trailer Bridge or the Estate, respectively, and would have a material detrimental effect on the other party, except to the extent otherwise required due to a change in applicable law or regulations.

                  Section 9.02 Cooperation on Tax Matters. (a) Trailer Bridge and the Estate agree to furnish or cause to be furnished to each other upon request, in a timely manner, such information (including access to books and records) and assistance relating to the Company as is reasonably necessary for the filing of any Tax Return, for the preparation of any audit, and for the prosecution or defense of any claim, suit or preceding relating to any proposed adjustment.

                  (b) Trailer Bridge and the Estate shall cooperate with each other in the conduct of any audit or other proceedings involving the Company for any Tax purposes.

                  Section 9.03 Indemnification by the Estate. (a) The Estate hereby indemnifies Trailer Bridge, any Affiliate of Trailer Bridge, and the Company against, and agrees to hold each of them harmless from any income Taxes imposed on or with respect to the Company with respect to Pre-Closing Tax Periods, to the extent the amount of such Taxes exceeds the total amounts reserved for such Taxes on the Financial Statements of the Company.

                  (b) Notwithstanding anything contained in this Section 9.03, the Estate shall not be liable under this Section 9.03 for any liability to the extent attributable or resulting from any claim, suit, action, litigation, or proceeding with respect to which Trailer Bridge did not satisfy its obligations under Section 9.05 or in which the Estate was not afforded the opportunity to participate as provided in Section 9.05.

                  Section 9.04 Indemnification by Trailer Bridge. (a) Trailer Bridge hereby indemnifies the Estate and Affiliates of the Estate against and agrees to hold them harmless from any income Taxes imposed on or with respect to the Company for any Post-Closing Tax Period.

                  (b) Notwithstanding anything contained in this Section 9.04, Trailer Bridge shall not be liable under this Section 9.04 for any liability to the extent attributable to or resulting from any claim, suit, action, litigation, or proceeding with respect to which the Estate did not satisfy its obligations under Section 9.05 or in which Trailer Bridge was not afforded the opportunity to participate as provided by Section 9.05.

                  Section 9.05 Contests. (a) Each party entitled to be indemnified pursuant to Section 9.03 or 9.04 (a "Tax Indemnified Party") agrees to give written notice to the indemnifying party (the "Tax Indemnitor") of the receipt of any written notice by the Tax Indemnified Party or an Affiliate of such Tax Indemnified Party (including, in the case where Trailer Bridge is the Tax Indemnified Party, the Company) which involves the assertion of any claim, or the commencement of any audit, suit, action or proceeding (collectively, a "Tax Claim") in respect of which indemnity may be sought (an "Indemnifiable Tax") within 10 days of such receipt or such earlier time as would allow the Tax Indemnitor to timely respond to such Tax Claim. The Tax Indemnified Party shall give the Tax Indemnitor such information with respect to the Tax Claim as the Tax Indemnitor may reasonably request.

                  (b) The Tax Indemnitor may, at its own expense, participate in and, upon notice to the Tax Indemnified Party, assume control of the defense of any such Tax Claim. If the Tax Indemnitor so assumed control it shall have the exclusive power to contest or settle the Tax Claim and determine the manner in which the contest or settlement occurs, in each case without the participation of the Tax Indemnified Party. In no case shall a Tax Indemnified Party settle or otherwise compromise a Tax Claim without the Tax Indemnitor's prior written consent.

                  (c) If a Tax Claim potentially involves some Taxes for Pre-Closing Tax Periods for which the Estate would be required to indemnify Trailer Bridge pursuant to Section 9.04 and other Taxes for Pre-Closing Tax Periods for which the Estate would not be required to indemnify Trailer Bridge, then, for purposes of this Section 9.05 only, the Estate shall be the Tax Indemnitor and Trailer Bridge shall be the Tax Indemnified Party as to all such Tax Claims.

                  Section 9.06   Other Matters Relating to Payments Hereunder.
(a) The amount of any indemnity for Taxes pursuant to Section 9.03 or 9.04 shall be based on the Tax Cost to the indemnified party of the Tax liability that is indemnified.

                  (b) The amount of any loss, liability, claim, damage, expense, or Tax for which reimbursement is provided under this Agreement shall be net of any amounts recovered or recoverable by the reimbursed party under insurance policies (except captive reinsurance or other such retention arrangements of such party) with respect to such loss, liability, claim, damage, expense or Tax (collectively, a "Loss") and shall be (i) increased to take account of any net Tax Cost incurred by the reimbursed party arising from the receipt of reimbursement payments hereunder (grossed up for such increase) and
(ii) reduced to take account of any Tax Benefit realized by the reimbursed party arising from the incurrence or payment of any such Loss.

                  (c) Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for United States federal income purposes, unless a final determination (which shall include the execution of a Form 870AD or successor form) with respect to Trailer Bridge or any of its Affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for United States federal income Tax purposes.

                                   ARTICLE X

                           TERMINATION AND ABANDONMENT

                  Section 10.01 Survival of Certain Representations and Warranties. The representations, warranties and covenants set forth in this Agreement shall terminate upon Closing and shall thereafter become void and have no effect and no party shall have any liability or obligation to any other party hereto in respect thereof; provided, however, that the representations and warranties set forth in Section 4.02 and the provisions of Articles VIII and IX shall survive the Closing.

                  Section 10.02 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the Closing:

                  (a) by mutual written consent of Trailer Bridge, the Company and the Estate;

                  (b)   by the Estate if any of the conditions set forth in
Section 7.01 shall have become incapable of fulfillment or if it becomes obvious that such condition will not be fulfilled, and shall not have been waived by the Estate;

                  (c)   by Trailer Bridge if any of the conditions set forth in
Section 7.02 shall have become incapable of fulfillment or if it becomes obvious that such conditions will not be fulfilled, and shall not have been waived by Trailer Bridge;

                  (d) by the Estate or Trailer Bridge, if the Closing shall not have occurred on or before December 31, 2004, otherwise than as a result of any breach of any provision of this Agreement by the party seeking to terminate this Agreement;

                  (e) by the Company, if the Closing shall not have occurred on or before December 31, 2004; or

                  (f) by the Estate or Trailer Bridge, if any court of competent jurisdiction or other governmental agency or authority shall have permanently enjoined, restrained, or otherwise prohibited the consummation of the transactions contemplated hereby and such injunction, restraint or prohibition shall have become final and nonappealable, provided that the party seeking to terminate this Agreement shall have used its reasonable best efforts to prevent and remove such injunction, restraint or prohibition.

                  Section 10.03 Procedure Upon Termination. In the event of termination and abandonment by Trailer Bridge or by the Estate, or both, pursuant to Section 10.03, written notice thereof shall be given to the other party and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by the parties. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

                  (a) each party hereto will redeliver all documents, work papers and other material (and all copies thereof) of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

                  (b) all confidential information received by either party hereto with respect to the business of the other party hereto shall be treated in accordance with Section 8.01.

                  Section 10.04 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.02, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability or obligation to any other party hereto in respect of this Agreement or any breach hereunder, except that the provisions of Section 8.01 (Confidential Information), Article XI (Miscellaneous) and this Section 10.04 shall survive any such termination.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.01 Specific Performance. It is expressly understood and agreed that the material breach of any covenant contained in this Agreement will result in irreparable injury to the other party and that therefore such other party shall be entitled to specific performance thereof.

                  Section 11.02 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party without the prior written consent of the other. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

                  Section 11.03 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and delivered in person or by courier or by facsimile transmission as follows (or at such address or facsimile number of which notice shall have been duly given in accordance with this
Section 11.03):

                  If to the Estate:

                           336 Main Street
                           Bedminster, New Jersey  07921
                           Telephone:  (908) 234-2373
                           Facsimile: (908) 781-6210
                           Attention:  F. Duffield Meyercord

                  and

                           157 East 57th Street, 19th Floor
                           New York, New York  10022
                           Telephone:  (212) 935-9022
                           Facsimile: (212) 486-3057
                           Attention:  John D. McCown

                  With a copy to:

                           Cadwalader, Wickersham & Taft LLP
                           100 Maiden Lane
                           New York, New York  10038
                           Telephone: (212) 504-6000
                           Facsimile: (212) 504-6666
                           Attention: Malcolm P. Wattman

                  If to the Company:

                           Kadampanattu Corp.
                           150 East 58th Street, 20th Floor
                           New York, New York  10155
                           Telephone:  (212) 230-2690
                           Facsimile:  (212) 758-0215
                           Attention:  Greggory B. Mendenhall

                  With a copy to:

                           Patterson, Belknap, Webb & Tyler LLP
                           1133 Avenue of the Americas
                           New York, New York  10036
                           Telephone:  (212) 336-2000
                           Facsimile: (212) 336-2222
                           Attention:  Susan Bloom

                  If to Trailer Bridge:

                           Trailer Bridge, Inc.
                           157 East 57th Street, 19th Floor
                           New York, New York  10022
                           Telephone:  (212) 935-9022
                           Facsimile: (212) 486-3057
                           Attention:  John D. McCown

                  With a copy to:

                           Foley & Lardner LLP
                           One Independent Drive
                           Jacksonville, FL 32202-3510
                           Telephone:  (904) 359-2000
                           Facsimile:  (904) 359-8700
                           Attention:  Linda Kelso

or to such other place and with such other copies as either party may designate as to itself by written notice to the others. Any failure by any party to deliver copies of any notice shall not, in itself, affect the validity of such notice if otherwise properly made to the other party.

                  Section 11.04 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (OTHER THAN ANY CONFLICT OF LAWS RULE WHICH MAY RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

                  Section 11.05 Entire Agreement; Amendments and Waivers. This Agreement (including any Annex attached hereto) constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  Section 11.06 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 11.07 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

                  Section 11.08 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  Section 11.09 Expenses. The Estate and Trailer Bridge shall each be liable for its own costs and expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement.

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                                      -24-

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        THE ESTATE OF MALCOM P. MCLEAN
                                            (the "Estate")



                                            By: /s/ F. Duffield Meyercord
                                               ---------------------------------
                                                Name:   F. Duffield Meyercord
                                                Title:  Co-Executor



                                            By: /s/ John D. McCown
                                               ---------------------------------
                                                Name:   John D. McCown
                                                Title:  Co-Executor


                                        KADAMPANATTU CORP.
                                            (the "Company")



                                            By: /s/ G.B. Mendenhall
                                               ---------------------------------
                                                Name:  G.B. Mendenhall
                                                Title: President


                                        TRAILER BRIDGE, INC.
                                            ("Trailer Bridge")



                                            By: /s/ John D. McCown
                                               ---------------------------------
                                                Name:  John D. McCown
                                                Title: Chairman/CEO

                                                                         ANNEX I

                               DISCLOSURE SCHEDULE